Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Storage Computer Corporation (the "Company") of our report dated March 4, 1996 on the consolidated financial statements of the Company for the years ended December 31, 1995 and 1994 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts" included in the Registration Statement.

                                                Richard A. Eisner & Company, LLP

Cambridge, Massachusetts
May 20, 1996